Filed pursuant to Rule 424(b)(3)

Under the Securities Act of 1933, as amended

Registration No. 333-292662

PROSPECTUS

DirectBooking Technology Co., Ltd.

60,815,975 Class A Ordinary Shares

This prospectus relates to the resale, from time to time, of up to 60,815,975 Class A ordinary shares, par value $0.00005 per share, of DirectBooking Technology Co., Ltd. (the “Company,” “we,” “us,” or “our”) by the selling shareholders identified in this prospectus, including their donees, pledgees, assignees, transferees, or other successors-in-interest. We will not receive any proceeds from the sale of the Class A ordinary shares offered by the selling shareholders under this prospectus.

We have agreed, pursuant to the registration rights agreements that we entered into with the selling shareholders, to bear all expenses incurred in connection with the registration of these Class A ordinary shares. The selling shareholders will pay or assume any discounts, commissions, fees of underwriters, selling brokers or dealer managers, and similar expenses, if any, incurred in connection with the sale of these Class A ordinary shares.

The selling shareholders identified in this prospectus, or their donees, pledgees, assignees, transferees, or other successors-in-interest, may offer the Class A ordinary shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the heading “Plan of Distribution.” The Class A ordinary shares may be sold at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our Class A ordinary shares are listed on The Nasdaq Capital Market under the symbol “ZDAI.” On January 21, 2026, the last reported sale price of our Class A ordinary shares was $0.55 per share.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Investing in our securities involves risks. See “Risk Factors” on page 7 of this prospectus and in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus or any prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 22, 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, the selling shareholders may offer the Class A ordinary shares in one or more offerings. This registration statement also contains a separate base prospectus that covers a “shelf” offering pursuant to which we may offer and sell securities from time to time as described therein.

The selling shareholders listed under the heading “Selling Shareholders” in this prospectus may offer and sell from time to time up to 60,815,975 Class A ordinary shares pursuant to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in the documents incorporated by reference into this prospectus. You should read this prospectus, any accompanying prospectus supplement, and any related free writing prospectus together with the additional information described under the heading “Where You Can Find More Information” on page 2 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, in any accompanying prospectus supplement, or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to “our company,” “we,” “our” and “us” refer, collectively, to DirectBooking Technology Co., Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands, and its consolidated subsidiaries.

This prospectus may contain references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks, and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 20-F and furnish reports on Form 6-K and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.primegaghl.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement that we filed with the SEC. This prospectus omits certain information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and the securities offered hereby. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not necessarily complete and are qualified by reference to such filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.

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INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with, or furnish to, the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference into this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. Accordingly, you should review the additional information described below together with the information in this prospectus.

This prospectus incorporates by reference the documents listed below and all documents that we file with, or furnish to, the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the termination or completion of the offering of the securities under this registration statement (in each case, other than those documents, or portions of those documents, that are not deemed to be filed under the Exchange Act).

●	Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on August 14, 2025 (the “2025 Report”);

●	Any future Annual Reports on Form 20-F filed with the SEC after the date of the filing of the registration statement of which this prospectus forms a part and prior to the termination of the offering of the securities offered by this prospectus;

●	Reports on Form 6-K furnished to the SEC on August 20, 2025, August 29, 2025, September 11, 2025, September 12, 2025, November 4, 2025, November 21, 2025, December 2, 2025, and December 16, 2025;

●	Any future reports of foreign private issuer on Form 6-K that we furnish to the SEC after the date of the filing of the registration statement of which this prospectus forms a part that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part; and

●	The description of our share capital contained in our registration statement on Form 8-A filed with the SEC on July 18, 2024, as updated and superseded by the description of our share capital contained in Exhibit 2.2 to our Annual Report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on August 14, 2025, and including any amendments or reports filed for the purpose of updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information incorporated by reference in this prospectus but not delivered with this prospectus, upon written or oral request, at no cost. You may request a copy of these filings by writing or telephoning us at:

Room 2912, 29/F., New Tech Plaza

34 Tai Yau Street

San Po Kong

Kowloon, Hong Kong

+852 3997 3682

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain express or implied forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management as of the date of this prospectus. Forward-looking statements relate to future events or our future operational or financial performance and involve substantial risks and uncertainties, including known and unknown risks, uncertainties and other important factors, that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. The forward-looking statements contained in this prospectus and incorporated by reference herein are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements contained in this prospectus and incorporated by reference herein include, among other things, statements about:

●	timing of the development of future business;

●	capabilities of our Hong Kong operating entity’s business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services and products;

●	changes in the laws that affect our business operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure, and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors described under “Item 3. Key Information—D. Risk Factors” in the 2025 Report, which is incorporated by reference into this prospectus.

You should refer to the section titled “Item 3. Key Information—D. Risk Factors” in the 2025 Report, filed with the SEC on August 14, 2025, which is incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. You should also refer to the “Risk Factors” section elsewhere in this prospectus for a discussion of the risks related to our recently adopted dual-class structure. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere in this prospectus or incorporated by reference in the prospectus. This summary does not contain all of the information that you should consider before investing in our Class A ordinary shares. You should read and carefully consider the entire prospectus, especially the “Risk Factors” section of this prospectus, before deciding to invest in our Class A ordinary shares.

Overview

We are a holding company incorporated in the Cayman Islands, and our operations are conducted through our Hong Kong operating subsidiary, Primega Construction Engineering Co. Limited (“Primega Construction”). We provide transportation services in Hong Kong’s construction industry and employ environmentally friendly practices with the aim of facilitating the reuse of construction and demolition materials and reducing construction waste. We mainly handle the transportation of materials excavated from construction sites. Our services principally consist of (i) soil and rock transportation services and (ii) construction works, which mainly include excavation and lateral support works and bored piling. We generally provide our services as a subcontractor to other construction contractors in Hong Kong.

Corporate Information

We were formerly known as Primega Group Holdings Limited, and on September 11, 2025, we changed our name to DirectBooking Technology Co., Ltd.

We are a holding company incorporated under the laws of the Cayman Islands on April 14, 2022. Our wholly owned direct subsidiary is CELESTIAL POWER GROUP LIMITED, a British Virgin Islands business company limited by shares incorporated on February 22, 2022 (“Celestial Power”). We conduct our operations through Primega Construction, which is wholly owned by Celestial Power.

In February 2022, Celestial Power was incorporated in the British Virgin Islands (the “BVI”).

In April 2022, we were incorporated in the Cayman Islands as an exempted company with limited liability, as the holding company of our BVI and Hong Kong subsidiaries.

On May 4, 2022, one share of Celestial Power, representing its entire issued share capital, was allotted and issued to us.

In June 2022, as part of a reorganization, we acquired, through Celestial Power, all of the shares of Primega Construction from Mr. Man Siu Ming and became the ultimate holding company of Celestial Power and Primega Construction. On April 14, 2022, we issued 11,249,999 ordinary shares to Mr. Man Siu Ming.

On July 20, 2022, Mr. Man Siu Ming sold 551,250 ordinary shares to each of Primewin Corporate Development Limited and Shun Kai Investment Development Limited. Primewin Corporate Development Limited and Shun Kai Investment Development Limited are wholly owned by Mr. Lau Wing Him Perry and Mr. Chan Wan Yiu, respectively. Primewin Corporate Development Limited was one of our major customers for the fiscal year ended March 31, 2021. Mr. Chan Wan Yiu is an employee of Primega Construction, our Hong Kong operating subsidiary.

On December 5, 2023, Mr. Man Siu Ming entered into sale and purchase agreements with each of Dusk Moon International Limited and Moss Mist Investment Limited. Pursuant to these agreements, Mr. Man Siu Ming agreed to sell, and each of Dusk Moon International Limited and Moss Mist Investment Limited agreed to purchase, 551,250 ordinary shares.

On July 22, 2024, we entered into an underwriting agreement with Bancroft Capital, LLC, as underwriter, in connection with our initial public offering of 1,500,000 ordinary shares at a price of $4.00 per share. Our registration statement on Form F-1 (File No. 333-277692) was originally filed with the SEC on March 6, 2023 and was declared effective by the SEC on July 1, 2024.

At our 2025 Annual General Meeting (“AGM”) held on December 14, 2025, our shareholders approved: (i) change of our authorized share capital to $250,000 divided into 4,000,000,000 Class A ordinary shares and 1,000,000,000 Class B ordinary shares, with each Class B ordinary share carrying 50 votes per share and each Class A ordinary share carrying one vote per share; (ii) the adoption of our Second Amended and Restated Memorandum and Articles of Association (“Memorandum and Articles of Association”), which sets forth the rights of the Class A ordinary shares and Class B ordinary shares, including their voting rights and the mechanics for conversion between Class A ordinary shares and Class B ordinary shares; (iii) a share consolidation, to be implemented on an effective date within one year after the AGM as determined by our board of directors (“Board”), on a ratio of 1-for-1,000 for each of Class A ordinary shares and Class B ordinary shares (or such lesser whole number not being less than two as our Board may determine), with fractional shares rounded up; and (iv) technical amendments to our charter documents to reflect such share consolidation immediately following its effectiveness.

As of the date of this prospectus, our authorized share capital is $250,000 divided into (i) 4,000,000,000 Class A ordinary shares of par value $0.00005 each and (ii) 1,000,000,000 Class B ordinary shares of par value $0.00005 each. As of the date of this prospectus, 128,700,000 Class A ordinary shares are issued and outstanding, and no Class B ordinary shares are issued and outstanding.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information at http://www.primegaghl.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated by reference into, this prospectus.

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THE OFFERING

Class A ordinary shares offered by selling shareholders	60,815,975 Class A ordinary shares

Use of Proceeds	We will not receive any proceeds from the sale of Class A ordinary shares in this offering.

Risk Factors	You should read the “Risk Factors” section of this prospectus beginning on 7 and the risk factors incorporated by reference in this prospectus for a discussion of factors to consider carefully before deciding to invest in our Class A ordinary shares.

Ticker Symbol	“ZDAI”

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RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors contained in our filings with the SEC that are incorporated by reference herein and therein, before making an investment decision. In particular, we encourage you to read the section titled “Item 3. Key Information—D. Risk Factors” in the 2025 Report, which is incorporated by reference into this prospectus.

Our business, financial condition, and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. In these circumstances, the market price of our securities could decline, and you may lose all or part of your investment.

Subsequent to the fiscal year ended March 31, 2025 covered by the 2025 Report, we adopted a dual-class share capital structure. Accordingly, the risk factors in the 2025 Report do not address risks relating to our dual-class structure, and you should also carefully consider the additional risk factors included in this prospectus and any accompanying prospectus supplement.

Our dual-class capital structure may adversely affect the trading market for our Class A ordinary shares.

We have a dual-class voting structure consisting of Class A ordinary shares and Class B ordinary shares. However, several shareholder advisory firms announced their opposition to the use of multiple-class structures. As a result, the dual-class structure of our share capital may cause shareholder advisory firms to publish negative commentary about our corporate governance practices or otherwise seek to cause us to change our capital structure. Any actions or publications by shareholder advisory firms critical of our corporate governance practices or capital structure could also adversely affect the value of our Class A ordinary shares.

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USE OF PROCEEDS

We are filing this prospectus as part of the registration statement to permit the selling shareholders identified in the section entitled “Selling Shareholders” to resell from time to time the Class A ordinary shares described in that section. We are not offering any securities for sale under this prospectus and we will not receive any proceeds from the sale of our Class A ordinary shares by the selling shareholders.

The selling shareholders will pay any underwriting discounts and commissions and any fees and expenses of underwriters, selling brokers, dealer managers or similar securities industry professionals, as well as any expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the Class A ordinary shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Class A ordinary shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, and the fees and expenses of our counsel and our independent registered public accounting firm.

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DESCRIPTION OF CAPITAL STOCK

We are an exempted company incorporated with limited liability in the Cayman Islands, and our corporate affairs are governed by our Memorandum and Articles of Association, the Companies Act of the Cayman Islands (“Companies Act”), and the common law of the Cayman Islands.

On July 24, 2024, we closed our initial public offering of 1,500,000 ordinary shares of par value $0.00005 each at a public offering price of $4.00 per share.

On October 7, 2024, we issued, in the aggregate, 2,400,000 ordinary shares, par value $0.00005 per share, to four consultants, each an independent third party, pursuant to the 2024 Stock Incentive Plan. The 2024 Stock Incentive Plan was registered on Form S-8 on October 2, 2024. None of the consultants beneficially owned 5% or more of our outstanding ordinary shares.

As of the date of this prospectus, our authorized share capital is $250,000 divided into (i) 4,000,000,000 Class A ordinary shares of par value $0.00005 each (“Class A ordinary shares”) and (ii) 1,000,000,000 Class B ordinary shares of par value $0.00005 each (“Class B ordinary shares”, together with the Class A ordinary shares, “ordinary shares”). As of the date of this prospectus, 128,700,000 Class A ordinary shares are issued and outstanding, and no Class B ordinary shares are issued and outstanding.

Ordinary shares

General

All of our outstanding Class A ordinary shares are fully paid and non-assessable. Certificates representing the Class A ordinary shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Class A ordinary shares. We shall not issue ordinary shares to bearer.

Dividends

Subject to the Companies Act and our amended and restated articles of association adopted on December 14, 2025 (“Articles of Association”), our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our Board.

Except in so far as the rights attaching to, or the terms of issue of, any ordinary share may otherwise provide:

(i)	all dividends shall be declared and paid according to the amounts paid up on the ordinary shares in respect of which the dividend is paid, although no amount paid up on an ordinary share in advance of calls shall for this purpose be treated as paid up on the ordinary share;

(ii)	all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the ordinary shares during any portion(s) of the period in respect of which the dividend is paid; and

(iii)	our Board may deduct from any dividend or any other amount payable to a person in respect of an ordinary share any amount due by that person to our Company on a call or otherwise in relation to an ordinary share.

Where our Board or our Company in general meeting has resolved that a dividend should be paid or declared, our Board may resolve:

(aa)	that such dividend be satisfied wholly or in part in the form of an allotment of ordinary shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)	that the members entitled to such dividend will be entitled to elect to receive an allotment of ordinary shares credited as fully paid up in lieu of the whole or such part of the dividend as our Board may think fit.

Upon the recommendation of our Board, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of ordinary shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend or other monies payable on or in respect of an ordinary share may be paid in any of the following ways:

(a)	if the member of our Company holding that ordinary share or other person entitled to that ordinary share nominates a bank account for that purpose - by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the member holding that ordinary share or other person entitled to that ordinary share.

If our Board so determine, any resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets.

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If a dividend cannot be paid to a member of our Company or remains unclaimed within six weeks after it was declared or both, our directors may pay it into a separate account in our Company’s name. If a dividend is paid into a separate account, our Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the member of our Company. A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, our Company.

Unless provided for by the rights attached to an ordinary share of our Company, no dividend or other monies payable by our Company in respect of an ordinary share shall bear interest.

Voting Rights

Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our Company. Holders of shares of Class A ordinary shares and Class B ordinary shares shall, at all times, vote together as a single class on all matters submitted to a vote for our members’ consent. Each Class A ordinary share shall be entitled to one (1) vote on all matters subject to the vote at general meetings of our Company; whereas, each Class B ordinary share shall be entitled to fifty (50) votes on all matters subject to the vote at general meetings of our Company.

Transfer of ordinary shares

Subject to the Articles of Association about the transfer of ordinary shares, and provided that such transfer complies with the applicable Designated Stock Exchange Rules, a member of the ordinary shares may freely transfer ordinary shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by our Board, executed:

(a)	where the ordinary shares are fully paid, by or on behalf of that member; and
(b)	where the ordinary shares are partly paid, by or on behalf of that member and the transferee.

The transferor shall be deemed to remain the holder of an ordinary share until the name of the transferee is entered into our register of members.

Where the ordinary shares in question are subject to the rules of any Designated Stock Exchange, our Board may in its absolute discretion decline to register any transfer of such ordinary shares which are not fully paid up or on which our Company has a lien. Our Board may also, but are not required to, decline to register any transfer of any such ordinary share unless:

(a)	the instrument of transfer is lodged with our Company, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer;
(b)	the instrument of transfer is in respect of only one class of ordinary shares;
(c)	the instrument of transfer is properly stamped, if required;
(d)	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four;
(e)	the ordinary shares transferred are fully paid up and free of any lien in favor of our Company; and
(f)	any applicable fee of such maximum sum as the Designated Stock Exchanges may determine to be payable, or such lesser sum as the Board may from time to time require, related to the transfer is paid to our Company.

Procedures on liquidation

If our Company is wound up the members may, subject to the Articles of Association and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the members the whole or any part of the assets of our Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between our members or different classes of members; and/or
(b)	to vest the whole or any part of the assets in trustees for the benefit of members and those liable to contribute to the winding up.

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Calls on ordinary shares and Forfeiture of ordinary shares

Subject to the terms of allotment, our Board may make calls on the members in respect of any monies unpaid on their ordinary shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made, each member shall pay to our Company the amount called on his ordinary shares as required by the notice. Before receipt by our Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, our Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part. A member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the ordinary shares in respect of which the call was made. He shall not be liable for calls made after he is no longer registered as member in respect of those ordinary shares.

If the notice given pursuant to our Articles of Association is not complied with, our Board may, before the payment required by the notice has been received, resolve that any ordinary share the subject of that notice be forfeited. The forfeiture shall include all dividends or other monies payable in respect of the forfeited ordinary share and not paid before the forfeiture. Despite the foregoing, our Board may determine that any ordinary share the subject of that notice be accepted by our Company as surrendered by our member holding that ordinary share in lieu of forfeiture.

Redemption of ordinary shares

Subject to the Companies Act and to any rights for the time being conferred on the members holding a particular class of ordinary shares, our Company may by its directors:

(a) issue ordinary shares that are to be redeemed or liable to be redeemed, at the option of our Company or the member holding those redeemable ordinary shares, on the terms and in the manner our Board determine before the issue of those ordinary shares;

(b) with the consent by special resolution of the members holding ordinary shares of a particular class, vary the rights attaching to the ordinary shares so as to provide that those ordinary shares are to be redeemed or are liable to be redeemed at the option of our Company on the terms and in the manner which our Board determine at the time of such variation; and

(c) purchase all or any of its own ordinary shares of any class including any redeemable ordinary shares on the terms and in the manner which our Board determine at the time of such purchase.

Our Company may make a payment in respect of the redemption or purchase of its own ordinary shares in any manner authorized by the Companies Act, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of ordinary shares.

Variations of Rights of ordinary shares

If the share capital is divided into different classes of ordinary shares then, unless the terms on which a class of ordinary shares was issued state otherwise, the rights attaching to a class of ordinary shares may only be varied if one of the following applies:

(a)	the members holding not less than two-thirds of the issued ordinary shares of that class consent in writing to the variation; or

(b)	the variation is made with the sanction of a special resolution passed at a separate general meeting of the members holding the issued ordinary shares of that class.

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General Meetings of Shareholders

Our Company may, but shall not (unless required by the applicable Designated Stock Exchange Rules) be obligated to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by our Board, in accordance with the Articles of Association.

Our directors may call a general meeting at any time. If there are insufficient directors to constitute a quorum and the remaining directors are unable to agree on the appointment of additional directors, our directors must call a general meeting for the purpose of appointing additional directors. Our directors must also call a general meeting if requisitioned in the manner set out in the following:

●	the requisition must be in writing and given by one or more members who together hold at least ten per cent (10%) of the rights to vote at such general meeting.

●	the requisition must also:

(a)	specify the purpose of the meeting.
(b)	be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign). The requisition may consist of several documents in like form signed by one or more of the requisitioners; and
(c)	be delivered in accordance with the notice provisions stated in the Articles of Association.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company (except for the Memorandum and Articles of Association of our Company, any special resolutions passed by our company and the register of mortgages and charges of our Company). They will, however, have such rights as may be set out in our Articles of Association.

Alteration of capital

To the fullest extent permitted by the Companies Act, our Company may by ordinary resolution do any of the following:

(a)	increase its share capital by new ordinary shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;
(b)	consolidate and divide all or any of its share capital into ordinary shares of larger amount than its existing ordinary shares;
(c)	convert all or any of its fully paid-up ordinary shares into stock, and reconvert that stock into fully paid-up ordinary shares of any denomination;
(d)	sub-divide its ordinary shares or any of them into ordinary shares of an amount smaller than that fixed by the memorandum of association, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced ordinary share shall be the same as it was in case of the ordinary share from which the reduced ordinary share is derived; and
(e)	cancel ordinary shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the ordinary shares so cancelled or, in the case of ordinary shares without nominal par value, diminish the number of ordinary shares into which its capital is divided.

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Certain Cayman Islands Company Considerations

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may obtain an undertaking against the imposition of any future taxation;

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of the United Kingdom.

In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our ordinary shares under applicable law in the Cayman Islands or the rights of holders of the ordinary shares of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies, provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

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A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

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Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director or officer and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, our directors owe fiduciary duties to our company, including a duty of loyalty, a duty to act honestly, and a duty to act in good faith in what they consider to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also have a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances.

In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association as may be amended from time to time. Our company has a right to seek damages against any director who breaches a duty owed to us. The functions and powers of our Board include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of officers; and

●	exercising the borrowing powers of our company and mortgaging the property of our company.

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Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one tenth of the paid-up capital of our company having the right of voting at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles of Association, directors may be removed by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our ordinary shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

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We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

● the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

● the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

● the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

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Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g., to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Cayman Islands Economic Substance

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (as revised) (the “ES Act”) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the Cayman Islands ES Act, if a company is considered to be a “relevant entity” and is conducting one or more of the nine “relevant activities” then that company will be required to comply with the economic substance requirements in relation to the relevant activity from July 1, 2019. All companies whether a relevant entity or not are required to file an annual report in the Cayman Islands with the Companies Registry confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the ES Act, the Company is a “pure equity holding company” and will therefore only subject to the minimum substance requirements, which require us to (i) comply with all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the ES Act. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations.

Listing

Our Class A ordinary shares are traded on The Nasdaq Capital Market under the ticker symbol “ZDAI.”

Transfer Agent

The transfer agent of our Class A ordinary shares is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11593.

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SELLING SHAREHOLDERS

This prospectus relates to the offer and resale from time to time by the selling shareholders of up to an aggregate of 60,815,975 of our Class A ordinary shares, which we are registering in order to permit the selling shareholders to offer such Class A ordinary shares for resale from time to time.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of our ordinary shares held by the selling shareholders as of the date of this prospectus. The percentage of ordinary shares beneficially owned before the offering as set forth below is based on an aggregate of 128,700,000 Class A ordinary shares and nil Class B ordinary shares outstanding as of the date of this prospectus. The information in the table below with respect to the selling shareholders has been obtained from the selling shareholders. When we refer to the “selling shareholders” in this prospectus, we mean the selling shareholders listed in the table below, as well as their respective donees, pledgees, assignees, transferees, or other successors-in-interest. The selling shareholders may sell all, some or none of the Class A ordinary shares offered for resale pursuant to this prospectus. See “Plan of Distribution” below, as it may be supplemented and amended from time to time.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our Class A ordinary shares. Class A ordinary shares that a selling shareholder has the right to acquire within 60 days after the date of this prospectus are deemed to be outstanding and beneficially owned by such selling shareholder for purposes of computing the percentage ownership of that selling shareholder. Except as otherwise noted, each selling shareholder has sole voting and dispositive power with respect to the Class A ordinary shares beneficially owned by it.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholders as of the date of this prospectus. Information about the selling shareholders may change over time. The inclusion of any ordinary shares in this table does not constitute an admission of beneficial ownership by any selling shareholder named below.

Name of the Selling Shareholder	Beneficial Ownership Prior to this Offering		Number of Resale Shares	Beneficial Ownership After this Offering
	Number	Percent	Number	Number	Percent
Visionetic Perception Co., Ltd.(1)	6,333,333	4.92%	6,333,333	-	-%
OceanStar ECommerce Co., Ltd.(2)	12,666,668	9.84%	12,666,668	-	-%
LiberArts EduVision Group Co., Ltd.(3)	6,266,667	4.87%	6,266,667	-	-%
HuaMaoTong International Trading Co., Ltd.(4)	6,333,333	4.92%	6,333,333	-	-%
NovaSphere Global Investments Co., Ltd.(5)	6,255,730	4.86%	5,200,000	1,055,730	0.82%
NeuroSphere Future Co., Ltd.(6)	6,255,730	4.86%	5,200,000	1,055,730	0.82%
DataVision Intelligence Co., Ltd.(7)	6,275,477	4.88%	5,066,667	1,208,810	0.94%
Navigators Capital Management Co., Limited(8)	6,250,693	4.86%	4,933,333	1,317,360	1.02%
Happiness Technology Co., LTD(9)	6,250,693	4.86%	4,933,333	1,317,360	1.02%
Congyan Chen(10)	6,322,397	4.91%	5,266,667	1,055,730	0.82%

(1)	Visionetic Perception Co., Ltd.’s ultimate control person is Donghui Liu, a Chinese individual and its sole director. Donghui Liu’s residential address is RM D5, 5/F, King Yip Factory Building, No. 59 King Yip Street, Kwun Tong, Hong Kong.
(2)	OceanStar ECommerce Co., Ltd.’s ultimate control person is Yanqiu Guan, a Chinese individual and its sole director. Yanqiu Guan’s residential address is RM C05, Flat A, 2/F, Tontex Ind Building, 2-4 Sheung Hei Street, San Po Kong, Hong Kong.
(3)	LiberArts EduVision Group Co., Ltd.’s ultimate control person is Shuli Zang, a Chinese individual and its sole director. Shuli Zang’s residential address is Flat 1019B, 10/F,Liven House, No. 61-63 King Yip Street, Kwun Tong, Hong Kong.
(4)	HuaMaoTong International Trading Co., Ltd.’s ultimate control person is Yanting Wu, a Chinese individual and its sole director. Yanting Wu’s residential address is Room 602, 6th Floor, Kai Yue Commercial Building, 2C Argyle Street, Mong Kok, Kowloon, Hong Kong.
(5)	NovaSphere Global Investments Co., Ltd.’s ultimate control person is Menghai Liu, a Chinese individual and its sole director. Menghai Liu’s residential address is No. 5-16, Group 1, Dongtai Village, Qixingpao Town, Baoqing County, Heilongjiang Province, the People’s Republic of China.
(6)	NeuroSphere Future Co., Ltd.’s ultimate control person is Yanjun Jiang, a Chinese individual and its sole director. Yanjun Jiang’s residential address is Rm H 11, 1/F, Kaiser Est Phase 2, No. 51 Man Yue Street, Hung Hom, Hong Kong.
(7)	DataVision Intelligence Co., Ltd.’s ultimate control person is Lili Yao, a Chinese individual and its sole director. Lili Yao’s residential address is Rm 01, 26th Floor, Working View Comm Building, 21 Yiu Wah Street, Causeway Bay, Hong Kong.
(8)	Navigators Capital Management Co., Limited’s ultimate control person is Xianzhi Liu, a Chinese individual and its sole director. Xianzhi Liu’s residential address is Flat A516, 5/F, Efficiency House, 35 Tai Yau Street, San Po Kong.
(9)	Happiness Technology Co., LTD’s ultimate control person is Hongli Yang, a Chinese individual and its sole director. Hongli Yang’s residential address is Intershore Chambers, Road Town, Tortola, British Virgin Islands.
(10)	Congyan Chen is a Chinese individual with an address at No. 101, South Street, Jiazhai Village, Zhuangke Township, Quyang County, Baoding City, Hebei Province, China

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PLAN OF DISTRIBUTION

The selling shareholder (which, as used herein, includes their donees, pledgees, transferees, and other successors-in-interest that receive Class A ordinary shares from a selling shareholder after the date of this prospectus by gift, pledge, partnership distribution or other transfer) may, from time to time, sell, transfer or otherwise dispose of any or all of the Class A ordinary shares registered for resale under this prospectus, on any stock exchange, market or trading facility on which the Class A ordinary shares are traded (including The Nasdaq Capital Market), or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when selling their shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the date of this prospectus;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such foregoing methods of sale;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the Class A ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Class A ordinary shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act, amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the Class A ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A ordinary shares or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A ordinary shares in the course of hedging the positions they assume. The selling shareholders may also sell Ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the Class A ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Class A ordinary shares offered by this prospectus, which Class A ordinary shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the Class A ordinary shares offered by them will be the purchase price of the Class A ordinary shares less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A ordinary shares to be made directly or through agents. We will not receive any of the proceeds from the sale of Class A ordinary shares by the selling shareholders.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the Class A ordinary shares or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act.

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If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, that offering will be conducted in accordance with the relevant provisions of FINRA Rule 5121.

To the extent required, the Class A ordinary shares to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Class A ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers.

The selling shareholders and any other persons participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M.

The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to use reasonable best efforts to cause the registration statement of which this prospectus constitutes a part to remain continuously effective until the date on which all registrable securities covered by the registration statement have been sold in accordance with the plan and method of distribution disclosed in this prospectus, are withdrawn or otherwise cease to be registrable securities.

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LEGAL MATTERS

We are being represented by McCarter & English, LLP with respect to certain legal matters as to United States federal securities laws. The validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Appleby (Cayman) Ltd. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the fiscal years ended March 31, 2025 and 2024 have been audited by ZH CPA, LLC, an independent registered public accounting firm, as set forth in its report appearing in the 2025 Report, which is incorporated by reference into this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The office of ZH CPA, LLC is located at 1600 Broadway, Suite 1600, Denver, Colorado 80202.

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60,815,975 Class A Ordinary Shares

Prospectus dated January 22, 2026